UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2016

American Homes 4 Rent

(Exact name of registrant as specified in its charter)

Maryland	001-36013	46-1229660
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30601 Agoura Road, Suite 200 Agoura Hills, California	91301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 413-5300

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Financing Arrangements

On August 17, 2016, American Homes 4 Rent, L.P. (“Borrower”), a wholly-owned subsidiary and the operating partnership of American Homes 4 Rent (the “REIT”), entered into a Credit Agreement (the “Credit Agreement”) with Wells Fargo Bank, National Association, as administrative agent, Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A., as bookrunners, Wells Fargo Securities, LLC, JPMorgan Chase Bank, N.A., Bank of America, N.A. and Raymond James Bank, N.A., as lead arrangers, and the lenders (the “Lenders”) and other agents party thereto, providing for a revolving credit facility in an aggregate principal amount of $650.0 million (the “Revolving Facility”) and a delayed draw term loan facility in an aggregate principal amount of $350.0 million (the “Term Loan Facility” and together with the Revolving Facility, the “Facilities”). Under the Term Loan Facility, the Company may borrow term loans during a six-month availability period commencing on August 17, 2016 (the “Availability Period”). The Credit Agreement includes an accordion feature allowing either the Revolving Facility or the Term Loan Facility to be increased to an aggregate amount not to exceed $1.75 billion, subject to certain conditions, including one or more new or existing lenders agreeing to provide commitments for such increased amounts. As of August 17, 2016, no loans were drawn by the Borrower under the Facilities.

Loans under the Revolving Facility accrue interest at a per annum rate equal to, at the Borrower’s election, either a LIBOR rate plus a margin ranging from 1.75% to 2.30% or a base rate (generally determined according to a prime rate or federal funds rate) plus a margin ranging from 0.75% to 1.30%.  As of August 17, 2016, the Borrower’s applicable margin is 1.85% for LIBOR revolving loans and 0.85% for base rate revolving loans.  Loans under the Term Loan Facility accrue interest at a per annum rate equal to,  at the Borrower’s election, either a LIBOR rate plus a margin ranging from 1.70% to 2.30% or a base rate plus a margin ranging from 0.70% to 1.30%. As of August 17, 2016, the Borrower’s applicable margin is 1.80% for LIBOR term loans and 0.80% for base rate term loans.  In each case, the actual margin is determined according to a ratio of the Borrower’s total indebtedness to total asset value in effect from time to time.  An unused commitment fee at a rate of 0.35% per annum (if utilization under the Revolving Facility is less than or equal to 50% of the Revolving Facility commitments) or 0.20% per annum (if utilization under the Revolving Facility is greater than 50% of the Revolving Facility commitments) applies to the unutilized commitments under the Revolving Facility.  In addition, during the period commencing on November 16, 2016 to but excluding the last day of the Availability Period, the Credit Agreement requires the payment of an unused commitment fee equal to 0.35% per annum on the aggregate unused term loan commitments.   Loans owing under the Credit Agreement may be prepaid at any time without premium or penalty, subject to customary breakage costs in the case of borrowings with respect to which a LIBOR rate election is in effect.

The Facilities mature on August 16, 2019.  No amortization payments are required on the Term Loan Facility prior to the maturity date.  The Borrower has the option to extend the maturity date of the Revolving Facility for up to one year, subject to certain customary conditions and the payment of an extension fee of 0.15% on the aggregate amount of the then outstanding revolving commitments.  The Borrower has two options to extend the maturity date of the Term Loan Facility for up to one year each, subject certain customary conditions and to the payment of (i) with respect to the first extension option, an extension fee of 0.15% of the outstanding principal amount of the extended term loans and (ii) with respect to the second extension option, an extension fee of 0.25% of the outstanding principal amount of extended term loans.

Pursuant to a Guaranty dated as of August 17, 2016, the obligations under the Credit Agreement are guaranteed, on a joint and several basis, by substantially all of the material subsidiaries of Borrower, subject to certain exceptions, including for certain subsidiaries that have incurred secured indebtedness.  In addition, pursuant to a Pledge Agreement, dated as of August 17, 2016, the obligations under the Credit Agreement are secured by a pledge of certain equity interests, including the equity interests of all subsidiaries that guarantee the Facilities.  In the event that the REIT obtains an investment grade credit rating, the obligations pursuant to the Guaranty and the Pledge Agreement will be released, subject to certain exceptions in the case of, among other things, certain subsidiaries that become obligated in respect of other recourse indebtedness.

The Credit Agreement contains customary affirmative and negative covenants that, among other things, require customary reporting obligations, contain obligations for the REIT to maintain its REIT status, and restrict, subject to certain exceptions, incurrence of liens, the ability of Borrower, the REIT, and the Borrower’s subsidiaries to enter into mergers, consolidations, sales of assets and similar transactions, limitations on distributions and other restricted payments and limitations on transactions with affiliates.  In addition, Borrower will be subject to the following financial covenants: (1) minimum consolidated tangible net worth of $4,059,548,000 plus 85% of future equity issuance proceeds, (2) maximum ratio of total indebtedness to total asset value of 60%, (3) minimum ratio of adjusted EBITDA to fixed charges of 1.75 to 1.00, (4) maximum ratio of secured indebtedness to total asset value of 50%, (5) maximum ratio of unsecured indebtedness to unencumbered asset value (determined with respect to a pool of unencumbered properties satisfying criteria specified in the Credit Agreement) of 50%, (6) minimum ratio of  unencumbered net operating income to unsecured interest expense of 200% and (7) so long as the REIT does not have an investment grade rating, (x) maximum ratio of recourse indebtedness (other than the Facilities) to total asset value of 0.15 to 1.00, and (y) maximum ratio of unsecured recourse indebtedness (other than the Facilities) to total asset value of 0.05 to 1.00.  In addition, with respect to the pool of unencumbered properties included in the calculation of unencumbered asset value, the occupancy rate is not permitted to be less than 80% at any time and the aggregate value of such pool is not permitted to be less than $1 billion at any time.

The Credit Agreement contains customary events of default including, among other things, payment defaults, breach of covenants, cross acceleration to material indebtedness, bankruptcy-related defaults, judgment defaults, and the occurrence of certain change of control events.  The occurrence of an event of default will limit the ability of the Borrower to make distributions and may result in the termination of the credit facility, acceleration of repayment obligations and the exercise of remedies by the Lenders with respect to the collateral.

The foregoing description does not purport to be a complete description and is qualified in its entirety by reference to the Credit Agreement, which is filed herewith as Exhibit 10.1, and incorporated herein by this reference.

The Facilities replace the Company’s senior secured revolving credit facility, which terminated on the effective date of the Facilities. As of August 17, 2016, the Company had no borrowings under either the terminated credit facility or the Facilities.

From time to time, the REIT and the Borrower have had customary commercial and/or investment banking relationships with the following lenders under the Credit Agreement: Wells Fargo Bank, National Association; JPMorgan Chase Bank, N.A.; Bank of American, N.A.; Raymond James Bank, N.A.; Goldman Sachs Bank USA; PNC Bank, National Association; Morgan Stanley Bank, N.A.; and City National Bank and/or certain of their respective affiliates.

Item. 1.02 Termination of a Material Definitive Agreement

On August 17, 2016, in connection with the Borrower’s entry into the Credit Agreement described in Item 1.01 above, the Master Loan and Security Agreement, dated March 7, 2013, among the Borrower and certain subsidiaries of the Borrower, as borrowers, and Wells Fargo Bank, National Association and J.P. Morgan Chase Bank, N.A., as amended, was terminated.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above under “Financing Arrangements” is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

On August 17, 2016, the REIT issued a press release announcing the Credit Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 7.01. The information contained in this Item 7.01, including Exhibit 99.1 shall not be deemed “filed” with the U.S. Securities and Exchange Commission nor incorporated by reference in any registration statement filed by the REIT under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed with this report:

Exhibit
Number	Description

10.1

Credit Agreement, dated August 17, 2016, by and among American Homes 4 Rent, L.P., as Borrower, American Homes 4 Rent, as Parent, Wells Fargo Bank, National Association, as Administrative Agent, and the other lending institutions that are parties thereto, as Lenders.*

99.1	Press release dated August 17, 2016

*Exhibits and schedules to this agreement have been omitted and will be furnished supplementally upon request to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2016	AMERICAN HOMES 4 RENT

	By:	/s/ Stephanie Heim
Name: Stephanie Heim
Title: Senior Vice President - Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit Agreement, dated August 17, 2016, by and among American Homes 4 Rent, L.P., as Borrower, Wells Fargo Bank, National Association, as Administrative Agent, and the other lending institutions that are parties thereto, as Lenders.*

99.1	Press release dated August 17, 2016

*Exhibits and schedules to this agreement have been omitted and will be furnished supplementally upon request to the Securities and Exchange Commission.